As filed with the Securities and Exchange Commission on October 18, 1995
                                         Registration No. 33-

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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933

                        COMPUTER PRODUCTS, INC.
       -----------------------------------------------------------
         (Exact name of registrant as specified in its charter)

          Florida                                           59-1205269
-------------------------------                         -----------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification No.)

                       7900 Glades Road, Suite 500
                         Boca Raton, Florida 33434
       -----------------------------------------------------------
      (Address of principal executive offices, including zip code)


                      1988 EMPLOYMENT STOCK OPTIONS
                      -----------------------------
                        (Full title of the plan)

                          Joseph M. O'Donnell,
                                President
                         Computer Products, Inc.
                       7900 Glades Road, Suite 500
                       Boca Raton, Florida  33434
                               (407) 451-1000
                -----------------------------------------
                  (Name, address and telephone number,
               including area code, of agent for service)

                    Copies of all communications to:

                       STEPHEN A. OLLENDORFF, ESQ.
                       Hertzog, Calamari & Gleason
                             100 Park Avenue
                        New York, New York  10017
                             (212) 481-9500
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                     CALCULATION OF REGISTRATION FEE
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                              Proposed       Proposed
 Title of                     maximum        maximum
securities        Amount      offering       aggregate        Amount of
  to be           to be       price per      offering       registration
registered      registered    share(1)       price(1)            fee
----------      ----------    ---------      ---------      ------------

Common
Stock,         300,000        $2.00          $600,000          $206.90
$.01 par       shares
value per
share
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     (1)  This amount is the aggregate option price of the 300,000 shares of
Common Stock of the Registrant subject to options granted under the Registrant's 1988 Employment Stock Options and outstanding as of October 13, 1995, in accordance with Rules 457(h) under the Securities Act of 1933, as amended.

                             ----------------
     In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.
                             ----------------

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.
          ---------------------------------------
     The Registrant hereby incorporates by reference in this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1994 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     (c)  The Registrant's Current Report on Form 8-K, dated April 5, 1995;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; and

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   Description of Securities.
          -------------------------
     Not applicable.

ITEM 5.   Interests of Named Experts.
          --------------------------
     Legal matters in connection with the issuance of the shares of Common Stock, when issued and sold, will be passed upon for the Registration by Bert Sager, Esq., special counsel to the Registrant. Mr. Sager is a director of the Company. He beneficially owns 268,291 shares of the Registrant's outstanding Common Stock and presently exercisable options to purchase 84,755 shares of Common Stock. In addition, Mr. Sager's wife beneficially owns 23,040 shares of Common Stock and is sole trustee of a trust formed by her mother which holds 30,388 shares. Mr. Sager disclaims beneficial ownership in respect of the foregoing shares.

ITEM 6.   Indemnification of Directors and Officers.
          -----------------------------------------
     Section 607.014 of the Florida Business Corporation Act generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he was a party by reason of the fact that he is or was a director or officer of the corporation, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Section 607.014 of the Business Corporation Act additionally provides that a corporation shall have the power to indemnify any person who is a party to any proceeding by, or in the right of, the corporation by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expenses of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate. Section 607.014 further provides that any indemnification, unless pursuant to a court determination, shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation. The Registrant's By-Laws provide that the Registrant's directors and officers will be indemnified to the fullest extent permitted under Florida law. The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   Exemption from Registration Claimed.
          -----------------------------------
     Not applicable.

ITEM 8.   Exhibits.
          --------

Exhibit No.         Description
-----------         -----------

 4.1 1988 Stock Option Agreement, as Amended and Restated, by and between the Company and John N. Lemasters, dated as of August 29, 1990

 4.2 Letter Agreement between the Company and John N. Lemasters, dated as of April 5, 1994

 5.1 Opinion of Bert Sager, special counsel to Registrant with respect to the legality of the securities being registered hereunder

23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant

23.2 Consent of Bert Sager, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)


ITEM 9.   Undertakings.
          ------------
     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
 Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Boca Raton, State of Florida, on this 13th day of October, 1995.

                         COMPUTER PRODUCTS, INC.
                         (Registrant)


                         By:  Joseph M. O'Donnell
                             -----------------------------------
                              Joseph M. O'Donnell, President
                                and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                           Date
---------                     -----                           ----

Joseph M. O'Donnell           President and Chief             October 13, 1995
--------------------          Executive Officer
Joseph M. O'Donnell           (Principal Executive Officer


Richard J. Thompson           Vice President, Finance and     October 13, 1995
--------------------          Chief Financial Officer,
Richard J. Thompson           Secretary and Treasurer
                              (Principal Financial and Accounting Officer)


Edward S. Croft, III          Director                        October 13, 1995
--------------------
Edward S. Croft, III


Stephen A. Ollendorff         Director                        October 13, 1995
---------------------
Stephen A. Ollendorff


Phillip A. O'Reilly           Director                        October 13, 1995
-------------------
Phillip A. O'Reilly


Bert Sager                    Director                        October 13, 1995
----------
Bert Sager


Lewis Solomon                 Director                        October 13, 1995
-------------
Lewis Solomon


J. Earl Templeton             Director                        October 13, 1995
-----------------
J. Earl Templeton

                            Exhibit Index
                            -------------


  Exhibit No.    Description
  -----------    -----------

   4.1      1988 Stock Option Agreement, as
            Amended and Restated, by and
            between the Company and John N.
            Lemasters, dated as of August 29,
            1990

   4.2      Letter Agreement between the Company
            and John N. Lemasters, dated as of
            April 5, 1994

   5.1      Opinion of Bert Sager, special
            counsel to Registrant with respect
            to the legality of the securities
            being registered hereunder

  23.1      Consent of Arthur Andersen LLP,
            independent certified public
            accountants for the Registrant

  23.2      Consent of Bert Sager, special
            counsel to the Registrant (included
            in the opinion filed as Exhibit 5.1